Exhibit 10.2

                        THE SINGING MACHINE COMPANY, INC.
                          6601 Lyons Road, Building A-7
                          Coconut Creek, Florida 33073

                                                               September 5, 2003

Omicron Master Trust
SF Capital Partners, Ltd.
Bristol Investment Fund, Ltd.
Ascend Offshore Fund, Ltd.
Ascend Partners LP
Ascend Partners Sapient LP
c/o Feldman Weinstein LLP
420 Lexington Avenue
New York, NY  10170-0002


         RE: AMENDMENT TO THE TRANSACTION DOCUMENTS ("AMENDMENT")

Dear Sirs:

         Reference is made to that certain Securities Purchase Agreement ("Purchase Agreement") dated August 19, 2003 entered into by and among The Singing Machine Company, Inc. (the "Company") and Omicron Master Trust, SF Capital Partners, Ltd., Bristol Investment Fund, Ltd., Ascend Offshore Fund, Ltd., Ascend Partners LP and Ascend Partners Sapient LP (collectively referred to herein as the "Purchasers" and individually, as a "Purchaser"). All capitalized terms not defined herein shall have the same meaning as defined terms in the Purchase Agreement.

         The Purchasers agrees that the Company shall have forty five (45) days from the Closing Date, to obtain approval from the American Stock Exchange ("AMEX") to list the Underlying Shares and any other securities which are being issued in connection with the transactions set forth in the Transaction Documents. If the Company does not obtain approval from AMEX by October 20, 2003, the Purchasers shall have the right to rescind the transactions set forth in the Transaction Documents ("Rescission") or to provide the Company with an additional thirty (30) day time period in which to seek AMEX approval (which would continue every 30 days until AMEX approval is obtained). The Company shall use its best efforts to obtain AMEX approval as soon as possible after the date hereof.

         If the Transaction is rescinded, the Company agrees that it will return to each Purchaser the Subscription Amount, plus interest on such amount at the rate of 8% per annum, calculated on a pro-rata basis, on or before October 25, 2003 or such other date requested by the Purchasers. In exchange for the return of the Subscription Amount, plus interest, each Purchaser agrees that it will return it Debenture to the Company, along with all other Transaction Documents, including but not limited to the Warrant, the Registration Rights Agreement and the Purchase Agreement on or before October 25, 2003 or such other date. The Company will place a notation on each Debenture noting that it has been "PAID IN FULL" and will place a notation on the Warrant, Registration Rights Agreement and Purchase Agreement noting that these agreements have been "CANCELLED AND TERMINATED."

         If the Transaction is rescinded, the Company and the Purchaser each agree that the other party will not have liability of any type to the other party. Each Purchaser agrees that the return of the Subscription Amount, plus interest, shall be their sole remedy for the Rescission.

         In the Transaction Documents, there are statements that the Company will not issue more than 19.99% of its common stock unless it obtains AMEX approval. All of these statements are hereby deleted and replaced with the statement that the Company will not issue any of its securities, until it has obtained approval from AMEX to issue such shares.

         The Purchasers also agree that they will sign any subordination agreements that LaSalle Business Credit, LLC or any of the Company's prospective commercial lenders present to the Purchasers in connection with any new credit agreements that the Company enters into while the Company has obligations under the Transaction Documents, the terms of which shall be substantially similar to the terms of the subordination agreement entered into with LaSalle Business Credit, LLC in connection with the consummation of the Purchase Agreement and issuance of the Debentures.

         Except as expressly amended hereby, the Purchase Agreement, the Debentures, the Warrants and the Registration Rights Agreement are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms hereof.

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.


                                               Sincerely,

                                               THE SINGING MACHINE COMPANY, INC.


                                               By: /s/ Yi Ping Chan
                                                       Yi Ping Chan
                                                       Chief Operating Officer



Agreed and accepted this 5th day of September, 2003:


Omicron Master Trust                         SF Capital Partners, Ltd.
By:      /s/ Bruce Bernstein                 By:      /s/ Brian Davidson
Name:    Bruce Bernstein                     Name:    Brian Davidson
Title:   Managing Partner                    Its:     Authorized Signator

Bristol Investment Fund, Ltd.                Ascend Offshore Fund, Ltd.
By:      /s/ Paul Kessler                    By:      /s/ Malcolm Fairbairn
Name:    Paul Kessler                        Name:    Malcolm Fairbairn
Title:   Director                            Title:   Managing Member

Ascend Partners LP                           Ascend Partners Sapient LP
By:      /s/ Malcolm Fairbairn               By:      /s/ Malcolm Fairbairn
Name:    Malcolm Fairbairn                   Name:    Malcolm Fairbairn
Title:   Managing Member                     Title:   Managing Member

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